                                                                      Exhibit 21


                       THE WASHINGTON WATER POWER COMPANY


                           SUBSIDIARIES OF REGISTRANT




                 Subsidiary                                State of Incorporation
- ---------------------------------------------------        ----------------------
Pentzer Corporation                                        Washington


Washington Irrigation & Development Company                Washington


WP Finance Company                                         Washington


The Limestone Company, Inc.                                Washington